Exhibit 3.5

                           ARTICLES OF MERGER OF
                             PCT HOLDINGS, INC.
                                    INTO
                   PACIFIC AEROSPACE & ELECTRONICS, INC.


     Pursuant to Nev. Rev. Stat. ss.92A.200, the undersigned corporation hereby submits the following Articles of Merger for filing with the Nevada Secretary of State, for the purpose of merging PCT HOLDINGS, INC., a Nevada corporation (the "Merging Corporation"), with and into PACIFIC AEROSPACE & ELECTRONICS, INC., a Washington corporation (the "Surviving Corporation"). The Merging Corporation and the Surviving Corporation are sometimes referred to collectively as the "Constituent Corporations."

1. The Agreement and Plan of Merger between the Surviving Corporation and the Merging Corporation is attached as Exhibit A and is incorporated herein by this reference.

2. Pursuant to Nev. Rev. Stat. ss.92A.190(a), the Merger is permitted under Washington law, the Surviving Corporation's state of incorporation, and the Surviving Corporation has complied with Washington law in effecting the Merger.

3. Pursuant to Nev. Rev. Stat. ss.92A.190(c), the Nevada Secretary of State may send copies of process received by it for either of the Constituent Corporations to the Surviving Corporation at 434 Olds Station Road, Wenatchee, Washington 98801.

4. Pursuant to Nev. Rev. Stat. ss.92A.200(2), the Agreement and Plan of Merger has been adopted by the Board of Directors of each of the Constituent Corporations.

5. Pursuant to Nev. Rev. Stat. ss.92A.200(4)(a), the sole shareholder of the Surviving Corporation approved and adopted the Agreement and Plan of Merger by a written consent dated November 25, 1996.

6. Pursuant to Nev. Rev. Stat.ss.92A.200(4)(b), the Agreement and Plan of Merger was approved and adopted by vote of the shareholders of the Merging Corporation on November 12, 1996. The Merging Corporation has only one class of stock. The total number of votes entitled to be cast by the shareholders of the Merging Corporation was 9,728,309. Votes cast in favor of the Agreement and Plan of Merger totaled 5,141,774, and votes against the Agreement and Plan of Merger totaled 2,710. The number of votes cast in favor of the Agreement and Plan of Merger was sufficient to constitute approval and adoption of the Agreement and Plan of Merger by the shareholders of the Merging Corporation.

7. Pursuant to Nev. Rev. Stat. ss.92A.200(5), the Articles of Incorporation of the Surviving Corporation are attached as Exhibit B and are incorporated herein by this reference.

8. Pursuant to Nev. Rev. Stat. ss.92A.240, the Merger shall be effective at 11:59 p.m., Pacific Standard Time, on November 30, 1996.

     Executed on November 25, 1996.


                                        PACIFIC AEROSPACE & ELECTRONICS, INC.



                                        By: /s/ Donald A. Wright
                                            ---------------------------------
                                            Donald A. Wright
                                            Its: President


                                         By: /s/ Sheryl A. Symonds
                                             --------------------------------
                                             Sheryl A. Symonds
                                             Its: Secretary


STATE OF WASHINGTON )
                    ) ss.
COUNTY OF KING      )

          On November 25, 1996, before me personally appeared DONALD A. WRIGHT, to me known to be the PRESIDENT of PACIFIC AEROSPACE & ELECTRONICS, INC., the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.


                                   /s/ Marishka T. Omundson-Marten
                                   -------------------------------
                                   Name (Printed):Marishka T. Omundson-Marten
                                                  ---------------------------
                                   NOTARY PUBLIC in and for the
                                   State of Washington, residing at Seattle
                                                                    -------
                                   My appointment expires:  8-28-97.
                                                           ---------

STATE OF WASHINGTON )
                    ) ss.
COUNTY OF KING      )

          On November 25, 1996, before me personally appeared SHERYL A. SYMONDS, to me known to be the SECRETARY of PACIFIC AEROSPACE & ELECTRONICS, INC., the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.


                                   /s/ Marishka T. Omundson-Marten
                                   -------------------------------
                                   Name (Printed):Marishka T. Omundson-Marten
                                                  ---------------------------
                                   NOTARY PUBLIC in and for the
                                   State of Washington, residing at Seattle
                                                                    -------
                                   My appointment expires:  8-28-97.
                                                           ---------